Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

HearUSA, Inc.

West Palm Beach, FL

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated March 28, 2008, relating to the consolidated financial statements and schedule of HearUSA, Inc., appearing in the Company’s Annual Report on Form 10-K for the year ended December 29, 2007.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP

BDO Seidman, LLP

West Palm Beach, Florida

February 13, 2009